Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com
January 12, 2024
Mondee Holdings, Inc.
10800 Pecan Park Blvd.
Suite 315
Austin, TX 78750
Ladies and Gentlemen:
We have acted as counsel to Mondee Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3, as amended (the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and resale from time to time by the selling securityholders named in the Registration Statement or their permitted transferees (the “Selling Securityholders”) of up to 1,444,500 shares of Class A common stock, par value $0.0001 per share of the Company (the “Common Stock”) that are issuable upon the exercise of 1,444,500 warrants (the “Warrants”).
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have reviewed originals or copies of (a) the Registration Statement, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, (c) that certain Subscription Agreement and Plan of Reorganization, dated October 17, 2023 (the “October Subscription Agreement”), by and between the Company and the Selling Securityholder, (d) that certain Amended and Restated Registration Rights Agreement, dated October 17, 2023 (the “Amended and Restated Registration Rights Agreement”), by and between the Company and the Selling Securityholders, (e) that certain Warrant Agreement, dated October 17, 2023 (the “Warrant Agreement”), by and between the Continental Stock Transfer & Trust Company (the “Warrant Agent”) and the Company, (f) that certain Letter Agreement, dated October 17, 2023, by and between the Company and NH Credit Partners III Holdings L.P. (the “Letter Agreement”), (g) that certain Subscription Agreement and Plan of Reorganization, dated December 14, 2023 (the “December Subscription Agreement”), (h) that certain Second Amended and Restated Registration Rights Agreement, dated December 14, 2023, by and between the Company and the Selling Securityholders (the “Second Amended and Restated Registration Rights Agreement”), and (i) that certain Amended and Restated Warrant Agreement, dated December 14, 2023, by and between the Company and the Warrant Agent (the “A&R Warrant Agreement,” and together with the October Subscription Agreement, Amended and Restated Registration Rights Agreement, the Warrant Agreement, the Letter Agreement, the December Subscription Agreement and the Second Amended and Restated Registration Rights Agreement, the “Transaction Documents”), and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinions set forth below.
In rendering the opinion set forth below, we have assumed:
a.the genuineness of all signatures;

Securities and Exchange Commission January 12, 2024 Page 2
b.the legal capacity of natural persons;
c.the authenticity of all documents submitted to us as originals;
d.the conformity to original documents of all documents submitted to us as duplicates or conformed copies; and
e.as to matters of fact, the truthfulness of the representations and warranties made or to be made (as applicable) by the parties to the Transaction Documents and the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company.
We have not independently established the validity of the foregoing assumptions.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Common Stock, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid, and nonassessable.
The opinions stated herein are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) public policy considerations which may limit the rights of parties to obtain certain remedies, (ii) any provision waiving the right to object to venue in any court; and (iii) any agreement to submit to the jurisdiction of any federal court.
Our opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (the “Opined-on Law”) and we do not express any opinion herein concerning any other law. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. This opinion letter speaks only as of its date.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ REED SMITH LLP

Reed Smith LLP